Exhibit  14.1

                                XEDAR CORPORATION
                                 CODE OF ETHICS


     In my role with Xedar Corporation and/or subsidiaries or affiliates (the "Company"), I certify to the Company and the Board of Directors acting as the Audit Committee of the Company, that I will adhere to and advocate the following principles and responsibilities governing my professional and ethical conduct to the best of my knowledge and ability:

     1. I will act with honesty and integrity, avoiding actual or apparent conflicts of interest in all personal and professional relationships.

     2. I will provide information that is accurate, complete, objective, relevant, timely and understandable.

     3. I will comply with the rules and regulations of federal, state, and local governments, and other appropriate private and public regulatory agencies.

     4. I will act in good faith, responsibly, and with due care. I will not misrepresent material facts or allow my independent judgment to be subordinated or otherwise compromised.

     5. I will respect and maintain the confidentiality of information reviewed or acquired in carrying out my duties except when authorized or otherwise legally obligated to disclose.

     6. I will share knowledge and maintain skills important and relevant to the needs of the Company.

     7. I will proactively practice and promote ethical behavior as a professional in my role with the Company.

     8. I will not solicit for myself or for a third party anything of value from anyone in return for any business, service or confidential information of the Company.

     9. I will comply with and adhere to all of the Company's policies and practices, including those policies governing accounting and financial reporting practices and corporate governance.

     10. I will respond honestly and candidly when dealing with the Company's independent and internal auditors, regulators and attorneys.

     11. I will promptly disclose to an appropriate person or persons any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest, and/or violations of this Code.



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(Signature)                                             (Date)



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